EXHIBIT 99.1

News Release

First Solar Names Paul Kaleta as General Counsel

TEMPE, Ariz., February 20, 2014 - First Solar, Inc. (Nasdaq: FSLR) has named Paul Kaleta Executive Vice President and General Counsel.

Kaleta, 58, will have comprehensive leadership responsibility for First Solar’s global Legal function, effective March 3, 2014.
“Paul’s notable experience in the energy sector is a considerable asset to First Solar,” said First Solar Chief Executive Officer Jim Hughes. “He is a seasoned professional, with more than twenty years of experience as a General Counsel, who brings highly relevant, market-specific depth to our leadership team.”
Most recently, Kaleta was Executive Vice President, Shared Services, General Counsel & Secretary, and Chief Compliance Officer, for NV Energy, Inc. Before that, he was Vice President and General Counsel for Koch Industries, Inc. He also served in a number of Legal and other leadership roles for Koch companies. Before joining Koch, he was Vice President and General Counsel of Niagara Mohawk Power Corporation (now part of National Grid), and was a partner in the law firm Swidler & Berlin and an associate at Skadden, Arps, Slate, Meagher & Flom. He also served as a federal judicial clerk.
Kaleta earned his JD from Georgetown University Law Center and holds a bachelor’s degree from Hamilton College.
About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs, warranties, solar module efficiency and balance of systems (“BoS”) cost reduction roadmaps, restructuring, product reliability and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct photovoltaic (“PV”) solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated and supplemented by risk factors included in our Prospectus dated June 12, 2013 filed with the SEC pursuant to Rule 424(b)(5) (the “Prospectus”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts:
First Solar media
Steve Krum

+1 602-427-3359
steve.krum@firstsolar.com

First Solar Investors
David Brady
+1 602-414-9315
dbrady@firstsolar.com
or
Stephen Haymore
+1 602-414-9315
stephen.haymore@firstsolar.com